UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 300, LA JOLLA, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	MNOV	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2023, Jeff Himawan, Ph.D., a member of the Board of Directors (the “Board”) of MediciNova, Inc. (the “Company”) notified the Board that he will not stand for re-election as a Class I director of the Company at the Company’s 2023 annual meeting of stockholders (the “Annual Meeting”) due solely to a personal decision related to health reasons. Dr. Himawan’s decision to not stand for re-election was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Himawan’s term will end at the Annual Meeting and his seat will remain vacant until filled in accordance with the Company’s Amended and Restated Bylaws. The Company thanks Dr. Himawan for his leadership and service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

	By:	/s/ Yuichi Iwaki
Yuichi Iwaki President and Chief Executive Officer
Date: April 26, 2023